SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):                           May 1 2001

Roast-N-Roll Restaurants of the Past, Inc.
(to be known as Roast-N-Roll Restaurants of the Past, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-27133
(Commission File Number)

88-0394012
(IRS Employer Identification No.)

1700 Hylan Boulevard, Staten Island, New York 10305
(Address of Principal Executive Offices) (Zip Code)

(718) 351-4949
(Registrant's Telephone Number, Including Area Code)

AquaMotion, Inc.

5757 West Century Boulevard, Suite 340, Los Angeles, California 90045
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits.

A. Financial statements. As of the date of the initial Form 8-K filing relating to the acquisition transaction between Aquamotion, Inc. and Roast "N" Roll Restaurants of the Past, Inc., it was impractical for Roast N Roll Restaurants of the Past, Inc. to provide the financial statements required by this Item 7 (a). Attached hereto are the following financial statements:

Proforma Combined Balance Sheet dated December 31, 2001

Proforma Combined Statement of Operations for the Year ended December 31,2001

Roast N Roll Restaurants of the Past Inc. Balance Sheet dated December 31, 2001

Roast N Roll Restaurants of the Past Inc. Statement of Operations for the Year ended December 31, 2001

Roast N Roll Restaurants of the Past Inc. Statement of Stockholders Equity

Roast N Roll Restaurants of the Past Inc. Statements of Cash Flows

Roast N Roll Restaurants of the Past Inc. Notes to the Financial Statements.

B. Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2002 ROAST N ROLL RESTAURANTS OF THE PAST, INC.

By: /s/ Nicholas Bruzzese, Sr.
Nicholas Bruzzese, Sr.
President and Chief Executive Officer

Roast-N-Roll Restaurants of the Past, Inc.
Pro Forma Combined Financial Statements
(Unaudited)

The following unaudited pro forma combined financial statements as of December 31, 2001 and for the year then ended are presented on the balance sheet as though the entities were combined on December 31, 2001 and on the statement of operations as though the entities had been together since January 1, 2001. The financial statements aggregate the unaudited balance sheet and statement of operations of Aqua Motion as of December 31, 2001 and for the year then ended, and the audited balance sheet and statement of operations of Roast-N-Roll Restaurants of the Past, Inc. (Roast-N-Roll) as of December 31, 2001 and for the year then ended, giving effect to a transaction which was completed on May 1, 2001, wherein Aqua Motion acquired Roast-N-Roll (the "Acquisition"). The business combination is treated as a reverse merger or a recapitalization of Roast-N-Roll with Aqua Motion issuing common stock in exchange for all of the issued and outstanding shares of Roast-N-Roll. The following pro forma combined balance sheet and combined statements of operations used managements'assumptions as described in the notes and the historical information available at December 31, 2001.

The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of operations which might have existed for the period indicated or the results of operations as they may be now or in the future.

Notes to the Unaudited Pro Forma Combined Financial Statements

Aqua Motion has entered into an agreement with Roast-N-Roll Restaurants of the Past, Inc. (Roast-N-Roll) wherein Aqua Motion issued 5,000,000 shares of common stock, increasing the total number of Aqua Motion shares issued and outstanding to 10,000,000, to the shareholders of Roast-N-Roll in exchange for 1,489,000 shares of Roast-N-Roll stock, which represents all issued and outstanding shares of Roast-N-Roll stock. Aqua Motion then simultaneously retired the 5,000,000 original shares by paying $140,000, which was contributed by a shareholder, leaving the 5,000,000 shares issued in the merger transaction as the only shares issued and outstanding. In as much as Roast-N-Roll is the operating entity and its shareholders have control of the voting shares of the Company, the transaction is accounted for as a reverse merger, or a recapitalization of Roast-N-Roll.

The following adjustments to the unaudited pro forma combined financial statements assume the acquisition occurred on December 31, 2001 for the pro forma combined balance sheet and on January 1, 2001 for the pro forma combined statement of operations:

A. Adjustment to reflect the recapitalization due to the reverse merger transaction.

B. Adjustment to reflect the contribution of $140,000 by a shareholder.

C. Adjustment to reflect the retirement of 5,000,000 shares for $140,000.

ROAST-N-ROLL RESTAURANTS OF THE PAST, INC.
Financial Statements
December 31, 2001 and 2000
Index to Financial Statements

Independent Auditors'Report                                                                F-2

Balance Sheet                                                                                     F-3

Statements of Operations                                                                     F-4

Statements of Stockholders (Deficit) Equity                                            F-5

Statements of Cash Flows                                                                    F-6

Notes to the Financial Statements                                                         F-7

INDEPENDENT AUDITORS'REPORT

The Board of Directors
Roast-N-Roll Restaurants of the Past, Inc.
Staten Island, New York

We have audited the accompanying balance sheet of Roast-N-Roll Restaurants of the Past, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Roast-N-Roll Restaurants of the Past, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital, recurring losses and cash outflows from operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah June 3, 2002

Balance Sheet December 31,

Assets	2001	2 2000

Current assets:
Cash	$-	$2,035
Inventory	4,080	4,080

Total current assets	4,080	6,115

Property and equipment, net	96,357	113,052

Other assets
Lease buy-out agreement, net	33,525	51,404
Deposit	17,729	-

Total assets	$151,691	$170,571

Liabilities and Stockholders'(Deficit) Equity

Current liabilities:
Checks written in excess of bank balance	$4,798	$-
Accounts payable and accrued liabilities	13,494	8,836
Accrued officer salaries	132,000
Shareholder advance	16,925	-
Short-term note payable	160,000	100,000

Total current liabilities	327,217	108,836

Commitments	-	-

Stockholders'(deficit) equity:
Common stock, par value $0.0001 per share; 25,000,000 authorized, 1,489,000 shares issued and outstanding	149	149
Additional paid-in capital	643,599	643,599
Accumulated deficit	(819,274)	(582,013)

Total stockholders'(deficit) equity	(175,526)	61,735

Total liabilities and stockholders'(deficit) equity	$151,691	$170,571

Statements of Operations Years Ended December 31,

	2001	2000

Revenues	$244,853	$192,200

Cost of sales	85,528	70,136

Gross profit	159,325	122,064

Expenses:
General and administrative	359,512	268,830
Depreciation and amortization	37,074	36,986

	396,586	305,816

Loss before income taxes	(237,261)	(183,752)

Benefit for income taxes	-	-

Net loss	$(237,261)	$(183,752)

Net loss per common share, basic and diluted	$(.16)	$(0.12)

Weighted average common shares outstanding, basic and diluted	1,489,000	1,483,492

Statements of Stockholders'Equity (Deficit) Years Ended December 31, 2001 and 2000

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Equity
	Shares	Amount

Balance, January 1, 2000	1,471,500	$147	$596,030	$(398,261)	$197,916

Common stock issued for services	17,500	2	34,998	-	35,000

Capital contributed by Shareholder	-	-	12,571	-	12,571

Net loss	-	-	-	(183,752)	(183,752)

Balance, December 31, 2000	1,489,000	149	643,599	(582,013)	61,735

Net loss	-	-	-	(237,261)	(237,261)

Balance, December 31, 2001	1,489,000	$149	$643,599	$(819,274)	$(175,526)

Statements of Cash Flows Years Ended December 31,

	2001	2000
Cash flows from operating activities:
Net loss	$(237,261)	$(183,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,074	36,986
Common stock issued for services	-	35,000
Changes in operating assets and liabilities:
Increase in inventory	-	(3,206)
Increase in other assets	(804)	-
Increase in accounts payable and accrued liabilities	136,658	7,434

Net cash used in operating activities	(64,333)	(107,538)

Cash flows from investing activities-
Purchase of equipment	2,500	-

Cash flows from financing activities:
Increase (decrease) in cash overdraft	4,798	(2,998)
Proceeds from short-term debt	65,000	100,000
Payments on short-term debt	(5,000)	-
Cash contributed by shareholders	-	12,571

Net cash provided by financing activities	64,798	109,573

(Decrease) increase in cash	(2,035)	2,035

Cash balance, beginning of year	2,035	-

Cash balance, end of year	$-	$2,035

Notes to Financial Statements December 31, 2001 and 2000

1. Organization and Significant Accounting Policies

Organization

Roast-N-Roll Restaurants of the Past, Inc. (the Company) was incorporated in the State of New York on January 23, 1997 to engage in any lawful activity under the laws of New York. The Company is currently operating a restaurant in Staten Island, New York.

On May 1, 2001, pursuant to a Reorganization Agreement, all of the issued and outstanding shares of the Company were acquired by Aqua Motion, Inc. (a Nevada corporation) and, accordingly, the Company became a wholly-owned subsidiary of Aqua Motion, Inc.

Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.
Inventories Inventories are stated at the lower of cost or market, cost is determined using the FIFO method.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation using the straight-line method over the useful lives of the equipment and the term of the lease.

Revenue Recognition Revenue is recognized upon the sale of products.

Income Taxes

Income taxes are determined in accordance with Statement of Financial Accounting Standards ("SFAS") 109, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets only if it is more likely than not that the asset will be realized in future years.

1. Organization and Significant Accounting Policies Continued

Loss Per Share

The computation of basic loss per share of is computed using the weighted average number of common shares outstanding during the period.

The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the period plus common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted loss per share calculation when their effect would be antidilutive.

Concentration of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents

Fair Value of Financial Instruments

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. There are no material differences between the fair value of the financial instruments and the recorded book value as of December 31, 2001.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

2. Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 2001 and 2000, the Company has negative working capital, and has incurred losses and net cash outflows from operating activities.

The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. Potential sources of cash include profitable operations, external debt, the sale of franchises or alternative methods such as mergers or sale transactions. No assurances can be given, however, that the Company will be able to obtain any of these potential sources of cash.

3. Property and Equipment

Property and equipment consist of the following:

                                                      December 31,
                                                    2001              2000

Restaurant equipment                $  37,395         $ 34,895

Leasehold improvements             141,209          141,209

                                                                178,604          176,104

Less: accumulated depreciation    (82,247)         (63,052)

                                                $  96,357        $  113,052

Depreciation expense for the years ended December 31, 2001 and 2000 was $19,195 and $19,106, respectively.
4. Lease Buy-Out Agreement

The Company purchased a lease agreement in 1997 for $116,964 that allowed the Company to lease restaurant property for the remaining term of the existing lease which expires November 2003. The Company is amortizing the amount over the remaining life of the original lease. Annual amortization expense for the years ended December 31, 2001 and 2000 was $17,879 and $17,880 respectively.

Lease buy-out agreement consists of the following: December 31, 2001 2000 Lease buy-out agreement $ 116,964 $ 116,964 Less: accumulated amortization (83,439) (65,560) $ 33,525 $ 51,404

In addition, the Company has extended its lease through 2013. Future minimum lease payments under the lease are as follows:

                                       Year Ending December 31:

                      2002
                   $  53,200
                                    2003
                                  55,800
                                                2004
                                              59,700
                                                           2005
                                                         63,900
                                                                       2006
                                                                     68,400
 Thereafter                                                                       633,000

Total minimum lease payments                                         $934,000

5. Notes Payable

During 2001 and 2000 the Company received payments of $65,000 and $100,000, respectively for the sale of 43,333 shares and 67,500 shares of stock, respectively. The shares are to be issued after the Company's merger transaction with Aquamotion, Inc. During 2001 $5,000 was refunded to one of the individuals which represented 3,500 shares. As of December 31, 2001 no shares have been issued and therefore $160,000 and $100,000 is recorded as a short-term liability at December 31, 2001 and 2000, respectively. No interest is being accrued due to the short-term nature of the debt.

6. Related Party	During the year ended December 31, 2001 the Company recorded an advance from a shareholder in the amount of $16,925 for deposits paid by the shareholder on behalf of the Company.

During the year ended December 31, 2001 salaries were accrued to two of the officers of the Company in an aggregate amount of $132,000. The salaries can only be paid through issuance of stock at $0.25 per share.

7. Income Taxes

The income tax benefit differs from the amount computed at federal statutory rates as follows:

 Year Ended
 December 31,
   2001                  2000

Income tax benefit at
statutory rate                   $ 76,000          $  55,000

Other                                 (2,000)               7,000

Change in valuation
allowance                         (74,000)           (62,000)

                                       $       -              $     -

7. Income Taxes Continued

Deferred tax assets are comprised of the following:

                  December 31,
                2001                  2000

Net operating loss                 $  190,000            $  168,000

Depreciation and amortization     19,000                   7,000

Compensation expense             40,000                       -

                                               249,000                175,000

Less valuation allowance        (249,000)               (175,000)

                                          $      -                    $        -

At December 31, 2001, the Company has a net operating loss carryforward available to offset future taxable income of approximately $635,000, which begins to expire in 2020. If substantial changes in the Company's ownership should occur, there would also be an annual limitation of the amount of NOL carryforwards which could be utilized. No tax benefit had been reported in the financial statements, because the Company believes it is more likely than not that the deferred tax asset will not be realized. The tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

8. Supplemental Cash Flow Information

During the year ended December 31, 2001 the Company recorded a deposit made by a shareholder on the Company's behalf. The Company recorded a payable to the shareholder of $16,925.

Cash paid for interest and income taxes are as follows:

                  Years Ended
                  December 31,
                   2001                   2000

Interest                                $     -                      $      -

Income taxes                       $      -                     $       -

9. Commitments

The Company has agreed to issue 100,000 shares of its stock after it is publicly trading to the former treasurer of the Company. No expense of liability has been recorded as the amount is not determinable.

10. Recent Accounting Pronounce- ments

In July 2001, SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" were issue. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. It requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. SFAS 142 is required to be applied for fiscal years beginning after December 15, 2001. Currently, the Company has no recorded goodwill and will assess how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations in any future acquisitions.

The FASB recently issued FASB Statement No. 143 Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applied to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS 19. The effective date for this Statement is June 15, 2002.

The FASB recently issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The new guidance resolves significant implementation issues related to FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement 144 is effective for fiscal years beginning after December 15, 2001. Management does not expect the Statement to have a material impact on its financial position or results of operations.